                                 EXHIBIT 10.63

                        AGREEMENT OF PURCHASE AND SALE

           BETWEEN THE WELLS FUND XI - FUND XII - REIT JOINT VENTURE

                                      AND

                         HOGAN TRIAD FT. MYERS I, LTD.

                        AGREEMENT OF PURCHASE AND SALE
                        ------------------------------


     THIS AGREEMENT OF PURCHASE AND SALE is made as of this 20th day of August, 1999 between HOGAN TRIAD FT. MYERS I, LTD., a Florida limited partnership, having an address of c/o Mr. James E. Bobbitt, MAI, The Hogan Group, 101 E. Kennedy Boulevard, Suite 4000, Tampa, Florida 33602, (Telecopy Number (813) 222-
0505) ("Seller") and WELLS CAPITAL, INC., a Georgia corporation, having an address at 3885 Holcomb Bridge Road, Atlanta, Georgia 30092, or its permitted assigns hereunder (Telecopy Number (770) 840-7224) ("Purchaser").

                               R E C I T A L S:
                               ---------------

     A. Seller is the owner of the Premises (as hereinafter defined) located at 12600 Gateway Boulevard, Lee County, Ft. Myers, Florida.

     B. Purchaser is desirous of purchasing from Seller the Premises and Seller is desirous of selling same to Purchaser upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency are hereby acknowledged by Purchaser and Seller, the parties hereto, each intending to be legally bound, do hereby covenant and agree as follows:

     1.   Recitals.  All of the recitals set forth above are true and accurate
          --------
and are incorporated herein by reference.

     2.   Definitions. In addition to the terms defined elsewhere in this
          -----------
Agreement, as used herein and in the Exhibits annexed hereto, the following terms shall have the following meanings, unless otherwise defined herein:

          Agreement.  This Agreement of Purchase and Sale and any written
          ---------
     amendments or modifications hereof duly executed by all of the parties hereto.

          Business Day.  Any day of the year in which commercial banks are not
          ------------
     required or authorized to close in Atlanta, Georgia.

          Effective Date.  The date on which Seller and Purchaser have executed
          --------------
     this Agreement, as evidenced by the day and year first above written.

          Inspection Materials.  Existing Leases, soils, engineering, structural
          --------------------
     and other reports relating to the current condition of the Premises, environmental audits and the results of any other studies, tests, investigations and inspections as well as any surveys, operating reports, title insurance policies, "Contracts" (as hereinafter defined) and other materials in the possession of Seller respecting the Premises, including, without limitation, those materials listed on Exhibit B attached hereto and
                                                   ---------
     made a part hereof, such materials having been delivered by Seller to Purchaser on or prior to the Effective Date.

          Lease.  That certain Lease Agreement by and between Seller, as
          -----
     landlord, and Tenant, as tenant, having an effective date of July 30, 1997.

          Personal Property.  As such term is defined in Section 3 hereof.
          -----------------

          Premises.  As such term is defined in Section 3 hereof.
          --------

          Purchaser's Representatives.  Collectively, Purchaser's employees,
          ---------------------------
     agents, directors, members, officers, affiliates, partners, brokers or other representatives, including, without limitation, contractors, engineers, appraisers, attorneys, accountants, consultants, financial advisors, investors and lenders.

          Seller.  As such term has been defined at the outset hereof
          ------

          Seller's Representatives.  Collectively, Seller's employees, agent,
          ------------------------
     directors, members, officers, affiliates, partners, brokers or other representatives, including, without limitation, contractors, engineers, appraisers, attorneys, accountants, consultants, financial advisors, investors and lenders.

          Surviving Obligations.  Collectively: (i) any indemnities and any
          ---------------------
     other obligations under this Agreement on the part of Purchaser or Seller which are specifically stated to survive the termination of this Agreement, and (ii) those costs, expenses, and payments specifically stated herein to be the responsibility of Purchaser or Seller, respectively, it being the intention of the parties that the parties shall nonetheless be and remain liable for their respective obligations under (i) and (ii) notwithstanding the termination of this Agreement for any reason.

          Tenant.  Gartner Group, Inc.
          ------

     3.   Sale and Purchase of Property.  Seller agrees to sell and convey to
          -----------------------------
Purchaser, and Purchaser agrees to purchase from Seller, at the price and upon the terms, provisions and conditions set forth in this Agreement, that certain tract or parcel of land located in Lee County, Ft. Myers, Florida, as more particularly described in Exhibit "A" attached hereto and made a part hereof (the "Land"), together with (i) all buildings and other improvements situated on
      ----
the Land (collectively, the "Improvements"), (ii) all oil, gas and mineral
                             ------------
rights of Seller, if any, in and to the Land, (iii) all right, title and interest of Seller in and to all easements, rights of way, reservations, privileges, appurtenances, and other estates pertaining to the Land or the Improvements,
(iv) all right, title and interest of Seller, if any, in and to the fixtures, machinery, equipment. supplies and other articles of personal property attached or appurtenant to the Land or the Improvements, (collectively, the "Personal
                                                                    --------
Property"), (v) all right, title and interest of Seller, if any, in and to all
--------
intangible assets relating to the Improvements, including, without limitation, any warranties or guaranties relating to the Improvements and the trade name(s) of the Improvements, (vi) all right, title and interest of Seller, if any, in and to all strips and gores, all alleys adjoining the Land to the center line thereof, and all right, title and interest of Seller, if any, in and to any award made or to be made in lieu thereof and in and to any unpaid award for any taking by condemnation or any damages to the Land or the Improvements by reason of a change of grade of any street, road or avenue, and (vii) all right, title and interest of Seller in and to the Lease (the Land, the Improvements and all of the foregoing items listed in clauses (i)-(vii) above being hereinafter sometimes collectively referred to as the "Premises"). Anything contained in
                                           --------
this Paragraph 3 to the contrary notwithstanding and provided that Purchaser enters into a separate Development Agreement with The Hogan Group on or before the end of the Inspection Period, wherein The Hogan Group shall construct the building pursuant to terms and conditions satisfactory to Purchaser and The Hogan Group. Seller is also selling or conveying to Purchaser, and Purchaser is also purchasing or receiving from Seller, Seller's right, title and interest in and to (A) that certain Short Form Option Agreement dated July 31, 1997 and recorded in O.R. Book 2851, Page 3789 of the Public Records of Lee County, Florida ("Option on Option Property 1"); (B) that certain Short Form Option
          ---------------------------
Agreement dated July 31, 1997 and recorded in O.R. Book 2851, Page 3795 of the Public Records of Lee County, Florida ("Option on Option Property 2"); and (C)
                                        ---------------------------
the real property identified in the Option on Option Property 1, and the Option on Option Property 2.

     4.   Purchase Price and Method of Payment of Purchase Price.
          -------------------------------------------------------

          (a) Subject to adjustment in accordance with the terms and conditions of Section 6 hereof, the purchase price for the Premises is EIGHT MILLION THREE HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($8,320,000.00) ("Purchase
                                                                        --------
     Price").
     -----

     The Purchase Price shall be paid as follows:

               (i)  Deposit: On or before the close of business on August 25,
                    -------
          1999, Purchaser shall deliver to Chicago Title Insurance Company ("Escrow Agent"), in immediately available funds, the sum of FIVE
            ------------
          HUNDRED THOUSAND AND NO/ 100 DOLLARS ($500,000.00) (the "Deposit.")
                                                                   -------

               (ii) At the option of Purchaser, at "Closing" (as hereinafter defined) the Deposit shall be either (a) refunded by Escrow Agent to Purchaser, or (b) credited to the Purchase Price. If credited to the Purchase Price, the balance of the Purchase Price, after giving credit to Purchaser for the Deposit and any interest earned thereon, and after calculating the adjustments and prorations to be made in accordance with Section 6 hereof, shall be paid by Purchaser at Closing by wire transfer of immediately available funds.

     The Deposit shall be held by Escrow Agent and deposited in an interest-bearing money market account under Purchaser's Federal Tax I.D. No. 58-2368836 for the benefit of the party entitled to the Deposit. Any interest earned on the Deposit shall be for the benefit of Purchaser.

     5.   Inspection.
          ----------

          (a) During the term of this Agreement, Purchaser and Purchaser's Representatives shall, subject to the rights of parties in possession, have full access during reasonable business hours to examine and inspect the Premises. Purchaser and/or Purchaser's Representatives may make surveys, perform soil tests, environmental audits, engineering tests, and other investigations and tests as Purchaser in its reasonable discretion deems advisable (collectively, the "Inspection") and Seller grants to Purchaser
                                   ----------
     and Purchaser's Representatives a non-exclusive license for such Inspection, subject to the terms and conditions set forth herein. Seller and its agents, employees or designated representatives shall have the right to accompany Purchaser and Purchaser's Representatives during any inspections, testing or other activity performed at the Premises in accordance with the terms and conditions of this Section 5. Purchaser and/or Purchaser's Representatives shall have the right to interview, communicate with or otherwise contact the Tenant prior to Closing; provided, however, Seller and/or Seller's Representatives shall have the opportunity to accompany Purchaser or Purchaser's Representatives in each such instance. Seller's unavailability to accompany Purchaser or Purchaser's Representatives in such tenant contact shall not hinder or delay Purchaser's due diligence activities hereunder. Anything contained to the contrary in this Paragraph 5(a) notwithstanding, Purchaser shall not perform any destructive or intrusive testing of the Premises without first obtaining the prior consent of Seller, which consent shall not be unreasonably withheld, conditioned, or delayed.

          (b) The Inspection and all other due diligence activities shall be conducted by Purchaser at Purchaser's sole cost and expense.

          (c) Purchaser agrees to maintain or cause to be maintained, at Purchaser's expense, (i) a policy of comprehensive general public liability insurance, with a broad form contractual liability endorsement covering all indemnification obligations of Purchaser under Section 5(d) hereof, with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage, insuring Purchaser and Purchaser's Representatives who perform actual work on the Premises on Purchaser's behalf against any injuries or damages to persons or property that may result from or are related to Purchaser's and/or Purchaser's Representatives entry upon the Premises.

          (d) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements actually incurred) for property damage or loss or injury to persons or property, suffered or incurred by Seller and arising out of or in connection with Purchaser's and/or Purchaser's Representatives' entry upon the Premises in the exercise of its rights under this Section 5, except Purchaser shall not indemnify Seller to the extent any such loss, damage, liability, cost or expense was caused by (i) the negligence or willful misconduct of Seller, (ii) a pre-existing condition at the Premises, or (iii) the discovery of, or the non-negligent accidental or inadvertent release of, any "Hazardous Materials" (as hereinafter defined) resulting from Purchaser's inspection (unless the Hazardous Materials are brought onto the Premises by Purchaser or Purchaser's Representatives).

          (e) If prior to 5:00 p.m., E.D.T., on September 22, 1999 (the "Termination Date"; the period commencing on the Effective Date and
      ----------------
     expiring at 5:00 p.m., E.D.T., on the Termination Date being herein referred to as the "Inspection Period"), Purchaser determines to terminate
                         -----------------
     under the terms of this Agreement, Purchaser shall notify Seller and Escrow Agent in writing in accordance with the provisions of Section 33 herein on or before the Termination Date of its decision to terminate under the terms of this Agreement (the "Notice of Termination"). If Seller and Escrow Agent
                             ---------------------
     have not received the Notice of Termination from Purchaser prior to the Termination Date, Purchaser shall be deemed to have agreed to continue this Agreement under the terms of this Section 5. Upon receipt of the Notice of Termination, Escrow Agent shall refund the Deposit and any interest earned thereon to Purchaser, less One Hundred and No/100 Dollars ($100.00), which shall be paid to Seller as consideration for entering into this Agreement and granting to Purchaser the Inspection Period, at which time this Agreement shall be deemed to be terminated and all parties hereto shall be relieved of further liability hereunder to the other parties, except for the Surviving Obligations. If Seller and Escrow Agent receive the Notice of Continuation prior to the Termination Date, the Deposit shall be non-refundable to Purchaser except as provided in Sections 7(e), 9, 12 and 13 hereof.

          (f) In addition, at or prior to 5:00 p.m., E.D.T., on the Termination Date, Purchaser shall notify Seller as to which of the Contracts, if any, set forth on Exhibit F hereof, Purchaser elects to assume.
                  ---------

          (g) The provisions of Section 5(d) and the Surviving Obligations shall survive the Closing or the sooner termination of this Agreement.

          (h) Seller acknowledges that Purchaser may be required by the Securities and Exchange Commission to file audited financial statements for one to three years with regard to the Property. At no cost or liability to Seller, Seller shall (i) cooperate with Purchaser, its counsel, accountants, agents and representatives, provide them with access to Seller's books and records with respect to the ownership, management, maintenance, and operation of the Property for the applicable period, and permit them to copy the same, (ii) execute a form of "rep" letter in form and substance reasonably satisfactory to Seller, and (iii) furnish Purchaser with such additional information concerning the same as Purchaser shall reasonably request. Purchaser will pay the costs associated with such audit.

     6.   Adjustments to Purchase Price, Prorations and Apportionments.
          ------------------------------------------------------------

          (a) Except as otherwise set forth below, the following shall be prorated and apportioned between Seller and Purchaser as of midnight of the day preceding the Closing Date:

               (i) real estate taxes for the year of Closing, but if the Closing occurs before the then current year's tax is fixed, then taxes will be prorated based upon the prior year's tax; any tax prorations based on the prior year's taxes, at the request of either Seller or Purchaser, shall be subsequently readjusted upon the receipt of the actual tax bills for the year in which Closing takes place for the Premises;

               (ii) base rents, prepaid rents and "Additional Rents" (as hereinafter defined) and other amounts payable by the Tenant, if, as and when received;

               (iii) charges and payments under transferable Contracts or permitted renewals or replacements thereof Purchaser has elected to assume;

               (iv) utilities, including, without limitation, water, sewer, telephone, electricity and gas, on the basis of current meter readings;

               (v) personal property taxes, if any, with respect to the Personal Property being transferred and assigned to Purchaser hereunder, on the basis of the fiscal year for which assessed; and

               (vi) Seller's share, if any, of all revenues from the operation of the Premises other than base rents and Additional Rents (including, without limitation, parking charges, telephone booth and vending machine revenues), if, as and when received.

          (b) If on the Closing Date the Tenant is in arrears in the payment of percentage rent or rent or Additional Rent (hereinafter defined) or has not paid the rent payable by it for the month in which the Closing occurs (whether or not it is in arrears for such month on the Closing Date), any rents received by Purchaser or Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (A) first, to each post Closing month for which such Tenant is in arrears as of the date of receipt of such rent, and if rents or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses actually expended in connection with the collection thereof, shall be promptly paid to the other party, (B) second, to the month in which the Closing occurred, prorated accordingly between Seller and Purchaser, and
     (C) third, to each pre-Closing month for which such Tenant is in arrears as of the Closing Date. If the Tenant is required to pay escalation charges for real estate taxes, parking charges, operating expenses and maintenance escalation rents or charges, cost of living increases or other charges of a similar nature

     (collectively, "Additional Rents"), Seller shall pay to Purchaser at
                     ----------------
     closing the amount of Additional Rents collected by the Landlord beginning on January 1, 1999 through the date of Closing (together with any delinquent Additional Rents) which have not previously been applied by the Landlord to satisfy the actual charges for which the Additional Rents are designed to compensate. Upon any year-end reconciliation of Additional Rents actually paid by the Tenant for the year during which the Closing occurs and Additional Rents actually owed, Seller and Purchaser hereby agree to make any post-Closing adjustment which may be required on account of such year-end reconciliation. Notwithstanding the foregoing or anything to the contrary contained herein, Seller shall have no right to demand payment of and to collect rent and Additional Rent arrearages owed to Seller by the Tenant following the Closing Date. The provisions of this
     Section 6 shall survive the Closing.

          (c)

                    (i) Seller shall pay, or will have paid, all special assessments and liens for public improvements or similar liens which are, as of the Closing Date, certified liens and Purchaser shall assume payment of all special assessments and liens or " public improvements or similar liens which are, as of the Closing Date, pending lien; unless such special assessments are payable in installments in which case Seller shall be responsible for all installments accruing prior to the Closing Date and Purchaser shall be responsible for all of the installments accruing on or after the Closing Date.

                    (ii) On or before the Closing, Seller shall pay in full all leasing commissions due to leasing or other agents for the current remaining term of each Existing Lease, including renewal terms and expansions of the Existing Leases which are exercised after the Effective Date and prior to the Closing Date.

          (d) At Closing, Seller shall pay to Purchaser the aggregate amount of all security deposits paid by the Tenant under the Lease and Purchaser shall thereafter assume all of Seller's obligations with respect to the security deposits so credited, including the obligation to refund such security deposits to the Tenant in accordance with the terms of the Lease.

          (e) Deposits with telephone and other utility companies, and any other persons or entities who supply goods or services in connection with the Premises if same are assigned to Purchaser at Closing, will be credited in their entirety to Seller.

     7.   Closing.
          -------

          (a)  Closing Date and Place. The closing hereunder (the "Closing")
               ----------------------                              -------
     shall be held at the offices of Hill, Ward & Henderson, P.A., Tampa, Florida not later than 2:00 p.m., E.D.T., on the date occurring five (5) business days after the end of the Inspection Period ("Closing Date").
                                                            ------------

          (b)  Seller's Documents. At or prior to the Closing, Seller shall
               ------------------
     execute, acknowledge and/or deliver, as applicable, the following items to Purchaser (collectively, the "Seller's Documents"):
                                   ------------------

               (i)   a special or limited warranty deed (the "Deed") in the form
                                                              ----
          of Exhibit C attached hereto and made a part hereof in recordable form
             ---------
          which shall be effective to vest in Purchaser insurable and marketable fee simple title to the Premises, subject only to the "Permitted Encumbrances" (as hereinafter defined);

               (ii) the Assignment and Assumption of Lease and Security Deposit in the form of Exhibit D attached hereto and made a part hereof (the
                         ---------
          "Lease Assignment"), assigning all of Seller's right, title and
           ----------------
          interest in and to the Lease and the security deposits thereunder;

               (iii) Assignment and Assumption of Contracts and Licenses in the form of Exhibit E attached hereto and made a part hereof (the
                  ---------
          "Contracts Assignment"), assigning to the extent assignable or
           --------------------
          transferable, all of Seller's right, title and interest, if any, in and to (x) all of the licenses, permits, certificates, approvals, authorizations and variances issued for or with respect to the Premises by any governmental or quasi-governmental authority (collectively, the "Licenses"), and (y) all purchase orders, equipment leases, advertising agreements, franchise agreements, license agreements and service contracts relating to the operation of the Premises and set forth on Exhibit F attached hereto and made a part hereof which Purchaser shall request prior to the end of the Inspection Period that Seller assign to Purchaser at Closing (collectively the "Contracts");
                             ---------

               (iv)  a Bill of Sale in the form of Exhibit G attached hereto and
                                                   ---------
          made a part hereof ("Bill of Sale") conveying, transferring and
                               ------------
          selling to Purchaser all right, title and interest of Seller in and to the Personal Property;

               (v)   notice to the Tenant in the form of Exhibit H attached
                                                         ---------
          hereto and made a part hereof advising the Tenant of the sale of the Premises to Purchaser and directing that rents and other payments thereafter be sent to Purchaser or as Purchaser may direct;

               (vi) executed counterpart of the Lease and any amendments, guarantees and other documents relating thereto, together with a certificate of Seller certifying that the delivered Lease is a true, correct and complete copy of the Lease;

               (vii) a rent roll (the "Rent Roll") regarding the tenancy of the
                                       ---------
          Tenant, certified by Seller to be true, correct and complete in all material respects as of the Closing Date;

               (viii) to the extent not already located at the Premises, keys to all entrance doors to, and equipment and utility rooms located in, the Premises;

               (ix) executed counterparts of all Contracts and all warranties in connection therewith which are in effect on the Closing Date and which are being assigned by Seller to Purchaser under the terms of the Assignment;

               (x) to the extent in Seller's possession and not already located at the Premises, originals and/or copies of all Licenses;

               (xi) a "FIRPTA" affidavit attesting to facts pertaining to Seller's name, address, tax identification number and non-foreign status as required by Section 1445 of the Internal Revenue Code and regulations;

               (xii)  an affidavit in the form of Exhibit I attached hereto and
                                                  ---------
          made a part hereof (the "Affidavit") stating that there have been no
                                   ---------
          improvements to the Premises for the ninety (90) day period immediately preceding the Closing Date (other than work done by or on behalf of the Purchaser) or, if there have been any such improvements (other than work done by or on behalf of the Purchaser), that all lienors in connection with said improvements have been or will be paid in full when due; that there are no persons or entities in possession of all or any portion of the Premises except Seller and the Tenant pursuant to the Lease; and that there are no unrecorded easements or agreements known to Seller affecting title to or relating to the Premises, except as otherwise set forth in the affidavit;

               (xiii) a certificate, in form and substance satisfactory to counsel for Purchaser, to the effect that the representations and warranties of Seller in this Agreement are true and correct on and as of the Closing Date;

               (xiv)  a closing statement (the "Closing Statement") reflecting
                                                -----------------
          all credits, prorations, apportionments and adjustments contemplated hereunder;

               (xv)   tenant estoppel letter in the form of Exhibit J attached
                                                          ---------
          hereto and made a part hereof (the "Tenant Estoppel") from the Tenant
                                              ---------------
          in accordance with the terms of Section 7(e) herein;

               (xvi) any documents reasonably required to be obtained by Chicago Title Insurance Company (the "Title Company"), in its capacity
                                                -------------
          as the issuer of the "Title Commitment" (as hereinafter defined), in connection with the Closing, including, without limitation, Schedule B, Section I requirements of the Title Commitment, that are within the purview of Seller's responsibilities hereunder, or otherwise to comply with any state or federal law;

               (xvii) evidence in form and substance reasonably satisfactory to Purchaser that Seller has the power and authority to execute and enter into this Agreement and to consummate the purchase and sale of the Premises, and that any and all actions required to authorize and approve the execution of and entry into this Agreement by Seller, the performance by Seller of all of Seller's duties and obligations under this Agreement, and the execution and delivery by Seller of all documents and other items to be executed and delivered to Purchaser at Closing have been accomplished; and

               (xviii) all other documents Seller is required to deliver pursuant to the provisions of this Agreement or to consummate the transactions contemplated hereunder.

          (c)  Purchaser's Documents. At or prior to Closing, Purchaser shall
               ---------------------
     execute, acknowledge and/or deliver, as applicable, the following items to Seller (collectively, the "Purchaser's Documents"):
                                ---------------------

               (i)     the Purchase Price in accordance with Section 4 hereof,

               (ii)    the Closing Statement;

               (iii)   the Lease Assignment;

               (iv)    the Contracts Assignment; and

               (v) all other documents Purchaser is required to deliver pursuant to the provisions of this Agreement or to consummate the transactions contemplated hereunder.

          (d)  Closing Expenses. At Closing, Seller shall pay all documentary
               ----------------
     stamp, transfer and recordation taxes required to be paid as to the Deed, all costs regarding the satisfaction and discharge of any liens or encumbrances required to be discharged to deliver marketable title to Purchaser, the brokerage commissions due Broker in accordance with Section 26 herein, the premium for issuance of the "Title Policy" (as hereinafter defined) and Seller's attorneys' fees. Purchaser shall pay the cost of the "Survey" (as hereinafter defined, all costs of the Inspection and other due diligence activities of Purchaser, and Purchaser's attorneys' fees. Seller and Purchaser shall share equally any escrow fees related to this Agreement and the cost to record the Deed.

          (e)  Conditions Precedent to Closing.  Purchaser's obligation to close
               -------------------------------
     hereunder is subject to the satisfaction of the following conditions:

               (i) the representations and warranties of Seller contained herein shall be true and correct in all material respects as of the Closing Date;

               (ii) Seller shall have performed all of the obligations and covenants undertaken by Seller in this Agreement to be performed by Seller at or prior to Closing;

               (iii) Seller shall have delivered to Purchaser the Seller's Documents;

               (iv) no change shall have occurred, without Purchaser's written consent, in the state of title matters disclosed in the Title Commitment and the Survey, and no material and adverse change shall have occurred in any of the other matters pursuant to Section 5 hereof-,

               (v) the Improvements (including, but not limited to, the mechanical systems, plumbing, electrical, wiring, appliances, fixture, heating, air conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) shall be at Closing in substantially the same condition as at the expiration of the Inspection Period, except for normal wear and tear and such damage from casualty or condemnation that is accepted under Section 13 hereof,

               (vi) there shall not be pending at Closing with any governmental body or agency an application, ordinance or similar matter that would effect a material adverse change in the zoning of the Premises; and

               (vii) Seller shall have provided Purchaser with the Tenant Estoppel from the Tenant, such Tenant Estoppel to be dated no earlier than fifteen (15) days prior to Closing and delivered to Purchaser no later than five (5) business days prior to Closing; provided that if Seller shall be unsuccessful in obtaining the Tenant Estoppel as set forth above, or if the Tenant Estoppel contains or discloses information which is materially different (and less favorable to the landlord) from the applicable information set forth in the form of the Tenant Estoppel attached hereto and made a part hereof as Exhibit J, then, Purchaser's sole option shall be to either (a) waive the delivery of the Tenant Estoppel and proceed with the Closing, without any abatement or other adjustment in the Purchase Price, or (b) terminate this Agreement in which event the Deposit and all interest accrued thereon shall be returned by Escrow Agent to Purchaser and each of the parties hereto shall be relieved of all further obligations hereunder, except for the Surviving Obligations-.

               (viii) The Premises, including all tenant improvements required under the lease with Tenant, shall not have any material defects and shall be unconditionally certified for occupancy by all governmental authorities, and

     8.   Operation of the Premises Prior to the Closing Date.  Between the
          ---------------------------------------------------
Effective Date and the Closing Date, Seller shall have the right to continue to operate and maintain the Premises in the usual and ordinary course of business consistent with past practices. In connection therewith:

          (a) Seller shall not modify, extend or renew the Lease or enter into any new lease without Purchaser's prior consent in each instance, and Seller shall not consent to or permit any assignment of the Lease by Tenant or any subletting by Tenant.

          (b) Seller may not cancel, terminate, Modify, renew or permit the expiration or termination of any existing Contract or enter into any new Contract unless Seller obtains Purchaser's prior consent in each instance.

          (c) Seller shall keep in full force and effect all of the existing insurance policies respecting the Premises or policies providing similar coverage to the existing insurance policies.

          (d) Seller will cause the Premises to be maintained and operated in accordance with all governmental requirements and will keep the improvements and the equipment forming a part of the Premises in operating condition, causing all necessary repairs to be promptly made. Seller will not cause or permit any addition, alteration or removal of any improvements, fixtures or equipment forming a part of the Premises.

          (e) Seller will perform and discharge each and every obligation or undertaking of Seller under the Lease and the Contracts.

     9.   Condition of Title.
          ------------------

          (a) Seller will obtain, at Seller's expense, and provide to Purchaser a copy of a title insurance commitment issued by Chicago Title Insurance Company (the "Title Commitment") agreeing to issue to Purchaser, upon
                   ----------------
     recording of the Deed, a standard ALTA owner's title insurance policy (ALTA Form B-1992) with coverage over any mechanic's, materialman's and subcontractor's liens and with the following endorsements: survey and contiguity (the "Title Policy") in an amount equal to the Purchase Price,
                       ------------
     subject only to taxes for the year of Closing and subsequent years, and the "Permitted Encumbrances" (as hereinafter defined). The cost of the Title Policy shall be borne in accordance with the terms of Section 7(d) hereof

          (b) If the Title Commitment or any update thereto shall disclose the existence of any liens, encumbrances or other defects or exceptions (collectively, the "New Title Matters"), then Purchaser shall give Seller
                         -----------------
     written notice (i) as to matters disclosed in the Title Commitment, by the end of the Inspection Period, and (ii) as to matters disclosed in any such update to the Title Commitment, within five (5) days after Purchaser's receipt of such update (each, a "Purchaser's Title Notice"), specifying any
                                      ------------------------
     New Title Matters which Purchaser finds objectionable ("Objections"), if
                                                             ----------
     any, Purchaser hereby waives any right Purchaser may have to raise as an objection to title or as a ground for Purchaser's refusal to close this transaction, any New Title Matters which Purchaser does not list as an Objection in a timely delivered Purchaser's Title Notice, such New Title Matters thereafter being deemed to be "Permitted Encumbrances." Seller
                                            ----------------------
     shall notify Purchaser within three (3) calendar days of receipt of Purchaser's Title Notice as to whether Seller intends to remedy any or all of Purchaser's Objections, in which event Seller shall have up to the Closing Date to cure such Objections. If Seller has not notified Purchaser within such three (3) calendar day period of its intent or if Seller elects not to cure all of the Objections, Purchaser shall have the right: (1) to terminate this Agreement by giving written notice thereof to Seller and receive the return of the Deposit, neither party hereto thereafter having any further rights or obligations hereunder, except for the Surviving Obligations; or (ii) to waive the Objections and consummate the purchase of the Premises, without any abatement or reduction of the Purchase. Price, subject to the Objections; or (iii) if any Objection is based upon a deed to secure debt, deed of trust, mortgage, judgment, lien or other liquidated monetary claim, to satisfy the Objection after deducting from the Purchase Price the cost of satisfying the Objection; or
     (iv) if any Objection is of the type described in clause (iii) above, and cannot be satisfied out of the proceeds due Seller at Closing pursuant to clause (iii) above, or is an Objection that arises after the Effective Date by reason of the action of Seller, to exercise such rights and remedies as may be provided for in Section 12 hereof in the event of a breach or default by Seller.

          (c) Seller has provided to Purchaser a current survey of the Premises (the "Survey") as part of the Inspection Materials. The cost of any update
           ------
     or revisions to the Survey shall be borne by Purchaser. Purchaser shall notify Seller, in the Purchaser's Title Notice, as to matters disclosed on the Survey which Purchaser finds objectionable, and such objections shall be deemed Objections and dealt with as such in accordance with the provisions of Section 9(b) hereof.

     10.  Representations, Warranties and Covenants.
          ------------------------------------------

          Seller represents, warrants to, and covenants with Purchaser as follows (and for purposes of this Paragraph 10, "Seller's knowledge" shall be limited to the actual knowledge of Bill Knight or Jim Bobbitt or Michael Hogan):

          (a) Seller is a duly formed and validly existing limited partnership organized under the laws of the State of Florida, and is qualified to conduct business therein on the Effective Date and on the Closing Date;

          (b) Seller has the full legal right, power and authority to execute and deliver this Agreement and all of Seller's Documents, to consummate the transactions contemplated hereby, and to perform its obligations hereunder and under all of Seller's Documents;

          (c) This Agreement and Seller's Documents do not and will not contravene any provision of the limited partnership agreement of Seller, any judgment, order, decree, writ or injunction issued against Seller, or any provision of any laws applicable to Seller. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by Seller under any agreement to which Seller or any of its assets are subject or bound and will not result in a violation of any laws applicable to Seller;

          (d) To Seller's knowledge, (1) Seller has not received any written notices of (a) any claims against the Premises, (b) any violation of any laws, ordinances or other governmental regulations applicable to the Premises, or (c) any pending or threatened condemnation proceedings respecting any portion of the Premises; (2) to the extent that any improvements have been made to the Premises or any work performed with respect to the Premises, all lienors in connection with said improvements or work have been or will be paid in full when due; (3) Seller has provided or made available to Purchaser all Inspection Materials within the possession of Seller-, and (4) Seller has not falsified any of the Inspection Materials provided to or made available to Purchaser;,

          (e) There are no leases, tenancies or other rights of occupancy or use for any portion of the Premises other than the Lease;

          (f) The copy of the Lease delivered by Seller to Purchaser as part of the Inspection Materials is complete and an accurate copy thereof, and there are no amendments or modifications thereto not disclosed in writing by Seller to Purchaser; to the best knowledge of Seller, the Lease is in full force and effect, and there are no written or oral promises, understandings or commitments between Seller and the Tenant under the Lease other than as set forth in the copy of the Lease delivered by Seller to Purchaser as part of the Inspection Materials;

          (g) The list of Contracts attached hereto and made a part hereof as Exhibit F is a true and correct list of all Contracts;

          (h) The list of Personal Property attached hereto and made a part hereof as Exhibit L is a true and correct list of all Personal Property
               --------
     attached or appurtenant to the Land and Improvements;

          (i) To the best of Seller's knowledge: the Premises, and all portions thereof, are in good working order and condition, and there are no structural, mechanical or other physical defects in the Premises, or any portion thereof-, the Premises are not constructed, occupied, used or operated in violation of any zoning, building, health, environmental or other laws, codes, ordinances, regulations, orders or requirements of any city, county, state or other governmental authority having jurisdiction thereof, or any private restrictive covenants affecting the Premises; and all certificates, licenses, permits, authorizations, consents and approvals required by any such governmental authority for the continued use, occupancy and operation of the Premises have been obtained, or paid for, and are free of restrictions;

          (j) To the best knowledge of Seller, all utilities (including, without limitation, water, storm and sanitary sewer, electricity, gas and telephone) are available on the Premises through private easements or properly dedicated public easements in capacities sufficient to serve and operate the Premises;

          (k) Seller shall promptly notify Purchaser in writing if the Premises or any portion thereof hereafter becomes subject to any condemnation action or if Seller learns that a condemnation action is threatened or contemplated;

          (l) To the best knowledge of Seller, Seller has received no written notice of any pending improvement liens or assessments affecting the Premises from any governmental authority having jurisdiction over the Premises;

          (m) Seller has not received any notice of termination or default under the Lease, and to the best of Seller's knowledge, there is no existing or uncured default, or any claim of default by either Seller or the Tenant under the Lease; Tenant under the Lease has not asserted to Seller and, to the best of Seller's knowledge, does not have any defenses, setoffs or counterclaims with respect to its tenancy or its obligations to pay base rent, Additional Rent and other charges pursuant to the Lease;

          (n) As of the Effective Date, the Tenant under the Lease (a) is not entitled to receive any rent concession in connection with its tenancy, (b) is not entitled to any special work (not yet performed) or consideration (not yet given) in connection with its tenancy, and (c) does not have any deed, option or other evidence of any right or interest in or to the Premises except for the Tenant's tenancy evidenced by the Lease;

          (o) To the best knowledge of Seller, Seller has not generated, disposed of, released or found any "Hazardous Materials" (as hereinafter defined) on the Premises, and Seller has no knowledge of the existence of any areas for the generation, storage or disposal of any Hazardous Materials on the Premises; Seller has received no written notice that any municipality or any governmental or quasi-governmental authority has determined that there are any violations of environmental statutes, ordinances or regulations affecting the Premises, and Seller has no knowledge of any such violations; in the event Seller receives notice of any such Hazardous Materials on the Premises or any such violation affecting the Premises prior to the Closing, Seller agrees to promptly notify Purchaser thereof;, and

          (p) To the best of Seller's knowledge, there are no storage tanks located on the Premises, either above or below ground; and Seller has no knowledge that the Premises have been previously used as a landfill or as a dump for garbage or refuse by Seller or any other party. The term "Hazardous Materials" shall mean (a) any "hazardous waste" as defined by
     --------------------
     the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq., as amended from time to time, and regulations promulgated
     ------
     thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.
     Section 9601 et seq.,as amended from time to time, and regulations
                  ------
     promulgated thereunder (including petroleum-based products as described therein); (c) other petroleum and petroleum-based products; (d) asbestos in any quantity or form which would be subjected to regulation under any applicable environmental statutes, ordinances or regulations affecting the Premises; (e) polychlorinated biphenyls; (f) any substance, the presence of which on the Premises is prohibited by any environmental statute, ordinance or regulation affecting the Premises; and (g) any other substance which, by any environmental statute, ordinance or regulation affecting the Premises, requires special handling in its collection, storage, treatment or disposal.

          (q) Seller has taken all necessary and appropriate steps to assure that all building systems and material computer applications will recognize correctly and perform date sensitive functions involving certain dates prior to and after December 31, 1999.

          (r) Seller will use commercially reasonable efforts to have the authors of environmental reports and appraisals to issue reliance letters in favor of Purchaser.

     Although the foregoing warranties and representations of Seller are made for the sole benefit of Purchaser, they may be waived by Purchaser, in whole or in part, by written waiver delivered to Seller. The representations and warranties of Seller set forth in this Agreement shall be true, accurate and correct in all respects upon the execution of this Agreement, shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date) and shall survive the Closing for a period of one (1) year from the Closing Date.

     11.  Remedies Upon Default of Purchaser.
          -----------------------------------

          If Purchaser fails to perform any of its obligations under this Agreement, or is in default hereunder, and such default continues for five (5) days after notice of such failure from Seller is given to Purchaser, Seller may terminate this Agreement by notice to Purchaser. If Seller elects to terminate this Agreement after default, then this Agreement shall be terminated and Escrow Agent shall pay to Seller the Deposit as full and agreed upon liquidated damages, consideration for the execution of this Agreement and in full settlement of all claims whereupon the parties hereto shall be relieved of all obligations hereunder, except for the Surviving Obligations, it being agreed that the actual damages suffered by Seller shall be impossible to ascertain and the payment of the Deposit and all interest earned thereon (plus the Surviving Obligations) shall be the sole liability of Purchaser by reason of any default hereunder. Except as set forth in the immediately preceding sentence, Seller hereby expressly waives, relinquishes and releases any other right or remedy available to it at law, in equity or otherwise by reason of Purchaser's default hereunder or Purchaser's failure or refusal to perform its obligations hereunder.

     12   Remedies on Default of Seller.
          ------------------------------

          If Seller fails to close the transaction contemplated by this Agreement for any reason other than Purchaser's default, and such failure continues for five (5) days after notice of such failure from Purchaser is given to Seller, the Deposit, and any interest earned thereon, shall be paid to Purchaser by Escrow Agent immediately upon request by Purchaser, and Purchaser may elect to either (i) terminate this Agreement, whereupon each of the parties shall be relieved of all further liability to the other hereunder, except for the Surviving Obligations, (11) sue Seller for specific performance of this Agreement, or (iii) sue Seller to collect actual monetary damages in an amount not to exceed $100,000.00.

     13   Risk of Loss; Eminent Domain.
          -----------------------------

          (a) If, prior to the Closing, all or any material portion of the Premises are damaged by fire, vandalism, acts of God or other casualty or cause, Seller shall promptly give Purchaser written notice of any such damage, together with Seller's estimate of the cost and period of repair and restoration. In any such event, Purchaser shall have the option of (i) taking the Premises at the Closing as-is together with the insurance proceeds or the right to receive the same and a credit against the Purchase Price for any deductible, or (ii) terminating this Agreement by delivering notice of its decision to Seller on or before the Closing. If pursuant to this Section 13(a), Purchaser elects to take the Premises as-is, together with the insurance proceeds or the right to receive the same, Seller agrees to permit Purchaser to participate in any loss adjustment negotiations, legal actions and agreements with the insurance company, and to assign to Purchaser at the Closing its rights to such insurance proceeds and will not settle any insurance claims or legal actions relating thereto without Purchaser's prior written consent.

          (b) If, prior to Closing, all or any material portion of the Premises is taken by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller shall notify Purchaser of such fact and Purchaser shall have the option to terminate this Agreement upon written notice to Seller given on or before the Closing. If this Agreement is so terminated, the provisions of Section 13(c) shall apply. If Purchaser does not elect to so terminate this Agreement, Purchaser shall proceed to Closing as provided in this Agreement without abatement of or adjustment to the Purchase Price and, at Closing, Seller shall assign and turn over all compensation and damages awarded or the right to receive same with respect to such taking, condemnation or eminent domain.

          (c) If this Agreement is terminated pursuant to this Section 13, the Deposit and all interest earned thereon shall be delivered by Escrow Agent to Purchaser, and the parties hereto shall be released from all further obligations and liabilities hereunder, except for the Surviving Obligations.

          (d) For purposes of this Paragraph 13, a "material portion of the Premises" shall mean five percent (5%) or more of the rentable square feet of the Premises, or a portion which allows the Tenant under the Lease to terminate the Lease.

     14   Attorneys' Fees.
          ----------------

          In the event either party hereto shall default in the performance of any of the terms and conditions of this Agreement, the prevailing party shall be entitled to recover all costs, charges and expenses of enforcement, including reasonable attorneys' and paralegal fees actually incurred, which reasonable fees shall include attorneys' and paralegal fees actually incurred in any trial or appellate proceedings.

     15   Binding Effect.
          ---------------

          This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

     16   Governing Law.
          --------------

          This Agreement shall be governed by and construed under and in accordance with the laws of the State of Florida.

     17   Time of Essence.
          ----------------

          Time shall be deemed of the essence with respect to consummating the transactions contemplated under this Agreement on the Closing Date and with respect to all other obligations of Purchaser and Seller hereunder.

     18   Counterparts.
          -------------

          This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

     19   Waiver.
          -------

          Except as otherwise provided herein, the failure of Seller or Purchaser to insist upon or enforce any of their respective rights hereunder shall not constitute a waiver thereof.

     20   Construction.
          -------------

          Each party hereto acknowledges that all parties hereto have participated equally in the drafting of this Agreement and that accordingly, no court construing this Agreement shall construe it more stringently against one party than the other.

     21   Insertion of Corrections or Modifications.
          -----------------------------------------

          Typewritten or handwritten provisions inserted in this Agreement or in the exhibits hereto (and initialed by the parties) shall control all printed provisions in conflict therewith.

     22   Captions.
          ---------

          The captions used herein have been included for convenience of reference only and shall not be deemed to vary the content of this Agreement or limit the provisions or scope of any section or paragraph hereof.

     23   Pronouns.
          ---------

          All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or entity may require.

     24   Severability.
          -------------

          Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but in the event that any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     25   Broker.
          -------

          Purchaser and Seller represent and warrant to each other that Mr. James Bobbitt and The Hogan Group and First Fidelity Investments Corporation (hereinafter collectively referred to as "Broker") are the sole brokers with whom either has dealt in connection with the Premises and the transactions described herein. Seller shall be liable for all brokerage commissions or other compensation due to Broker arising out of the transaction contemplated in this Agreement, which compensation shall be paid pursuant to a separate agreement between Seller and Broker. Each party hereto agrees to indemnify, defend and hold the other harmless from and against any and all claims, causes of action, losses, costs, expenses, damages or liabilities, including reasonable attorneys' fees and disbursements actually incurred, which the other may sustain, incur or be exposed to, by reason of any claim or claims by any broker, finder or other person, except Broker, for fees, commissions or other compensation arising out of the transactions contemplated in this Agreement if such claim or claims are based in whole or in part on dealings, discussions or agreements with the indemnifying party; provided, however, that Purchaser shall not indemnify Seller against any claims of Broker. The obligations and representations contained in this Section 25 shall survive the termination of this Agreement and the Closing.

     26   Assignment.
          ----------

          This Agreement may be assigned by Purchaser without the prior written consent of Seller and any such assignment shall relieve Purchaser of liability for the performance of Purchaser's duties and obligations under this Agreement to the extent of such assignment.

     27   Merger.
          -------

          All prior statements, understandings, letters of intent, representations and agreements between the parties, oral or written, are superseded by and merged in this Agreement, which alone fully and completely expresses the agreement between Seller and Purchaser in connection with this transaction and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in this Agreement.

     28   Exhibits.
          ---------

          All of the Exhibits annexed hereto are incorporated herein by reference and form a part of this Agreement.

     29   Use of the Word "Herein".
          -------------------------

          Use of the words "herein," "hereof," "hereunder" and any other words of similar import refer to this Agreement as a whole and not to any particular article, section or other paragraph of this Agreement unless specifically noted otherwise in this Agreement.

     30   Date of Performance.
          --------------------

          If the date of the performance of any term, provision or condition of this Agreement shall happen to fall on a Saturday, Sunday or other non-Business Day, the date for the performance of such term, provision or condition shall be extended to the next succeeding Business Day immediately thereafter occurring.

     31   Third Parties.
          --------------

          This Agreement shall not be deemed to confer in favor of any third parties any rights whatsoever as third-party beneficiaries, the parties hereto intending by the provisions hereof to confer no such benefits or status.

     32   Property Information and Confidentiality.
          -----------------------------------------

          (a) Purchaser and Seller, for the benefit of each other, hereby agree that between the Effective Date and the Closing Date they will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the written consent of the other party hereto. It is understood that the foregoing shall not preclude either party from discussing the substance or any relevant details of the transactions contemplated in this Agreement with any of its attorneys, accountants, professional consultants or potential lenders, as the case may be, or prevent either party hereto from complying with any laws applicable to such party, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

          (b) Purchaser and Seller shall indemnify and hold the other and Seller's Affiliates and Purchaser's Representatives harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements actually incurred) suffered or incurred by the indemnified party and arising out of or in connection with a breach by Purchaser or Purchaser's Representatives or Seller or Seller's Affiliates, as the case may be, of the provisions of this Section 32. The indemnification obligations contained in this Section 32(b) shall survive the Closing or the earlier termination of this Agreement.

          (c) Seller agrees to use its reasonable good faith efforts to have Broker sign the form of Confidentiality Agreement (the "Confidentiality
                                                             ---------------
     Agreement") attached to and made a part hereof as Exhibit L.
     ---------

     33   Notices.
          --------

          All notices, elections, consents, approvals, demands, objections, requests or other communications which Seller or Purchaser may be required or desire to give pursuant to, under or by virtue of this Agreement (collectively, "Notices") must be in writing in the English language and sent by (a) first class U.S. certified mail, return receipt requested, with postage prepaid, or (b) telecopier (with receipt confirmed), or
(c) express mail or courtier (next day delivery), addressed to the respective party at the address for each first set forth above. Seller or Purchaser may designate another addressee or change its address for notices and other communications hereunder by a notice given to the other in the manner provided in this Section 33. A notice or other communication shall be deemed to have been properly sent and given when delivered in compliance with the provisions of this Section. If sent by certified mail, a Notice shall be deemed received on the third (3') Business Day following the date it is deposited in the U.S. Mail. If sent by express mail, courier or personal delivery, a Notice shall be deemed received on the date it is received by the other party. If sent by telecopy, a Notice shall be deemed received when transmission is received by the addressee with electronic or telephonic confirmation, provided that such transmission is complete prior to 5:30 p.m., E.D.T., on a Business Day, and if after such time or on a non-Business Day, said Notice shall be effective as of the next Business Day.

     34   No Modification.
          ----------------

          No term or provision of this Agreement may be changed or waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     35   Rights of Escrow Agent.
          -----------------------

          If there is any dispute as to whether the Escrow Agent is obligated to deliver any monies and/or documents which it now or hereafter holds, including, without limitation, the Deposits (collectively, the "Escrowed Property" or as to
                                                     -----------------
whom any Escrowed Property are to be delivered, the Escrow Agent shall not be obligated to make any delivery, but, in such event, may hold same until receipt by the Escrow Agent of an authorization, in writing, signed by all of the parties having an interest in such dispute directing the disposition of same; or, in the absence of such authorization, the Escrow Agent may hold any Escrowed Property until the final determination of the rights of the parties in an appropriate proceeding. Within three (3) Business Days after receipt by the Escrow Agent of a copy of a final judgment or order of a court of competent jurisdiction, certified by the clerk of such court or other appropriate official, the Escrowed Property shall be delivered as set forth in such judgment or order. A judgment or order under this Agreement shall not be deemed to be final until the time within which to take an appeal therefrom has expired and no appeal has been taken, or until the entry of a judgment or order from which no appeal may be taken. If such written authorization is not given or proceeding for such determination is not begun and diligently continued, the Escrow Agent shall have the right to bring an appropriate action or proceeding for leave to deposit the Escrowed Property in court, pending such determination. In the event that the Escrow Agent places any Escrowed Property in the registry of the governing court in and for the County of Lee, Ft. Myers, Florida, and files an action of, interpleader, naming the parties hereto, the Escrow Agent shall be released and relieved from any and all further obligation and liability hereunder or in connection herewith. If, without gross negligence on the part of Escrow Agent, the Escrow Agent shall become a party to any controversy or litigation with respect to the Escrowed Property or any other matter respecting this Agreement, Seller and Purchaser shall jointly and severally hold Escrow Agent harmless from any damages or losses incurred by Escrow Agent by reason of or in connection with such controversy or litigation. The provisions of this Section 35 shall survive the Closing or termination of this Agreement.

     IN WITNESS WHEREOF, Seller and Purchaser have caused these presents to be executed and delivered under seal on the date first above written.



                              SELLER:
                              -------

                              HOGAN TRIAD FT. MYERS I, LTD.,
                              a Florida limited partnership

                              By: Triad Properties Holdings-Florida, L.L.C, a Florida limited liability company, its general partner

                                   By: /s/ William R. Stroud
                                      -------------------------------
                                        Name: William R. Stroud
                                             ------------------------
                                        Title:
                                              -----------------------


                              PURCHASER:
                              ----------

                              WELLS CAPITAL, INC.,
                              a Georgia corporation



                              By: /s/ Leo F. Wells, III
                                 ------------------------------------
                                     Name: Leo F. Wells, III
                                          ---------------------------
                                     Title: President
                                           --------------------------

                          ACCEPTANCE BY ESCROW AGENT

     The undersigned hereby accepts the duties of Escrow Agent under that certain Agreement for Purchase and Sale between HOGAN TRIAD FT. MYERS I, LTD., as Seller, and WELLS REAL ESTATE FUNDS as Purchaser, dated Aug 20, 1999, relating to the property located in Lee County, Ft. Myers, Florida, as more particularly described in said Agreement, subject to and in accordance with all the terms and conditions thereof, and hereby agrees to notify Seller upon its receipt of Earnest Money from Purchaser in accordance with the terms of Section 4(a) of said Agreement.

Dated: Aug 24, 1999

                                    CHICAGO TITLE INSURANCE COMPANY

                                    By: /s/ James E. Short
                                       ------------------------------------
                                         Its Duly Authorized Representative

                               LIST OF EXHIBITS

Exhibit A  Land Description
Exhibit B  Inspection Materials
Exhibit C  Special or Limited Warranty Deed
Exhibit D Assignment and Assumption of Leases and Security Deposits Exhibit E Assignment and Assumption of Contracts and Licenses
Exhibit F  Contracts
Exhibit G  Bill of Sale
Exhibit H  Notice Letter to Tenants
Exhibit I  Owner's Affidavit
Exhibit J  Tenant Estoppel Letter
Exhibit K  Personal Property
Exhibit L  Confidentiality Agreement

                                   EXHIBIT B
                                   ---------

Inspection Materials

Those items, which follow, have been or will be delivered to Purchaser by TMW Real Estate Group:

1.  Accepted Letter of Intent,
2. A current title commitment and copies of all title exception documents contained therein,
3.  Current Survey (three copies),
4.  Schedule of Leases, amendments, assignments, subleases,
5. Complete executed copy of the Leases together with all exhibits, amendments and addendum,
6.  Copies of each tenant's insurance certificates,
7.  Schedule of outstanding leasing commissions,
8.  Schedule of other income and rates charged for each service,
9.  Copy of current year and next year operating budget,
10. Current and last year's operating statements,
11. Current and last twelve (12) month's tenant lease delinquency and receivable aging reports,
12. Current and last three (3) year's tax bills,
13. Copies of all service contracts,
14. Current Level 1 Environmental Report,
15. Two (2) complete sets of plans and specifications (civil, architectural, structural, mechanical and electrical),
16. Copies of geotechnical report and construction testing reports,
17. Schedule of capital inventory including chillers, boilers, roof, etc. (size, age and type),
18. Copies of all equipment, roof and other warranties still in effect,
19. Current ADA Survey,
20. Copies of all Certificates of Occupancy,
21. Inventory of all personal property,
22. Copy of all third party appraisals completed within past three (3) years,

                                   EXHIBIT D
                                   ---------

STATE OF FLORIDA
COUNTY OF LEE

           ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS
           ---------------------------------------------------------

     THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (the "Assignment") is made and entered into as of the __ day of ____________, 1999, by and between HOGAN TRIAD FT. MYERS I, LTD., a limited partnership (the "Assignor"), and WELLS CAPITAL, INC., a Georgia corporation (the "Assignee").

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee that certain tract or parcel of land lying in Lee County, Ft. Myers, Florida, more particularly described in Exhibit "A" attached hereto and by
                                     -----------
reference incorporated herein (the "Property"); and

     WHEREAS, in order to induce Assignee to accept the Property, Assignee desires that Assignor transfer and assign to Assignee all of Assignor's right, title and interest in and to any and all leases encumbering the Property, including, without limitation, those certain lease agreements set forth in Exhibit "B" attached hereto and by reference incorporated herein (the "Leases"), any and all guaranties relating to the Leases and any and all security deposits held in connection with the Leases.

     NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, the Property and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby transfer, assign, covenant and agree as follows:

     1. Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, free and clear of all liens, claims and encumbrances, except as set forth in Exhibit "C" attached hereto and by
                                     --------
reference incorporated herein, all of Assignor's right, title and interest 'in the Leases, and any and all other agreements affecting the Property and providing for the payment of money for the use of the Property or any part thereof, and any and all receivables of any kind and description with respect to the Property accruing on or subsequent to the date of this Assignment, including, without limitation, all rentals, security deposits, and reimbursements for operating costs and expenses which are hereafter due and payable under the Leases.

     2. Assignor hereby represents and warrants to Assignee that (i) Assignor is the owner and holder of the Leases, (ii) Assignor has not transferred or assigned its interest in the Leases to any third party, and (iii) there has been no modification or amendment of the Leases which are not set forth on Exhibit "B" hereof.

     3. Assignee, by its acceptance hereof, assumes Assignor's rights, duties and obligations under the Leases arising from and after the date hereof.

     4. Assignor does hereby agree to defend, indemnify and hold Assignee harmless from and against any and all causes, claims, damages, losses, liabilities, costs, expenses and fees (including, but not limited to, reasonable attorneys' fees) incurred or suffered by Assignee as a result of Assignor's failure to perform, at any time prior to the date hereof during which Assignor owned the Premises, any and all of Assignor's obligations as landlord under the Leases (except for those obligations of Landlord set forth in Section 10.1(a) of the Lease for which Landlord has been reimbursed). Assignee does hereby agree to defend, indemnify and hold Assignor harmless from and against any and all causes, claims, damages, losses, liabilities, costs, expenses and fees (including, but not limited to, reasonable attorneys' fees) incurred or suffered by Assignor as a result of Assignee's failure to perform, at any time including and after the date hereof, any and all of Assignee's obligations as landlord under the Leases.

     5. This Assignment shall be construed and enforced in accordance with the laws of the State of Florida.

     6. This Assignment may be executed in one or more counterparts and the signature of any party to any counterpart may be appended to any other counterpart, all of which counterparts when taken together shall constitute one Assignment.

     7. This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee, their respective legal representatives, successors, successors- in-title, transfers and assigns.

     IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be properly executed and delivered as of the day and year first above written.

ASSIGNOR
--------

HOGAN TRIAD FT. MYERS I, LTD., a Florida limited partnership

By:________________________________________
     Name:_________________________________
     Title:________________________________


ASSIGNEE
--------

WELLS CAPITAL, INC., a Georgia corporation

By:________________________________________
     Name:_________________________________

     Title:________________________________


[CORPORATE SEAL]

                                   EXHIBIT E
                                   ---------

STATE OF FLORIDA
COUNTY OF LEE


              ASSIGNMENT AND ASSUMPTION OF LICENSES AND CONTRACTS
              ---------------------------------------------------

THIS ASSIGNMENT (the "Assignment") is made and entered into as of the _____ day
of ____________ 1999, by and between HOGAN TRIAD FT. MYERS I, LTD, a     limited
partnership, (hereinafter referred to as "Assignor"), and WELLS CAPITAL, INC., a Georgia corporation (hereinafter referred to as "Assignee").

                                  WITNESSETH:
                                  -----------

     WHEREAS, contemporaneously with the execution and delivery hereof, Assignor has sold and conveyed to Assignee all that tract or parcel of land more particularly described in Exhibit A attached hereto and incorporated herein by
                          --------
reference, together with all improvements thereon and all rights, easements and appurtenances thereto (hereinafter collectively referred to as the "Property'); and

     WHEREAS, in connection with such conveyance of the Property, Assignor and Assignee have agreed that to the extent assignable or transferable, Assignor shall transfer and assign to Assignee all right, title and interest of Assignor in and to: (i) all licenses, permits, certificates, approvals, authorizations and variances issued for or with respect to the Property by any governmental or quasi-governmental authority (hereinafter collectively referred to as the "Licenses"); (ii) all purchase orders, equipment leases, advertising agreements, franchise agreements, license agreements and service contracts relating to the operation of the Property set forth on Exhibit B attached hereto and incorporated herein by reference (hereinafter referred to as the "Contracts");
(iii) any tradenames relating to the Property; (iv) all guaranties and warranties, express or implied, heretofore given with respect to the Property, any improvements located thereon, or any fixtures, equipment, personal property or supplies used in connection with the operation of the Property, or given with respect to the performance, quality of workmanship or quality of materials rendered or supplied in connection with the construction, installation or sale thereof, including specifically, without limitation, all such guaranties and warranties given or made with respect to the improvements located on the Property; (v) all as-built plans, specifications, working drawings and surveys of or relating to the Property; (vi) all utility accounts made or opened by Assignor in connection with utility services to the Property, to the extent the same are assignable, and excluding any utility escrow deposits made by Assignor;
(vii) all telephone numbers and exchanges pertaining to the Property to the extent the same are assignable; and (viii) all termite inspection reports, bonds, warranties or guaranties, express or implied, heretofore given or made with respect to any or all of the improvements located on the Property, certifying that said improvements are free from dry rot or from infestation or damage by termites.

     WHEREAS, Assignor and Assignee have further agreed that Assignee shall expressly assume all of the obligations of Assignor accruing under the Licenses and Contracts from and after the date of this Assignment;

     NOW THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Assignor and Assignee hereby agree as follows:

     1.  Transfer and Assignment. Assignor hereby sells, transfers and assigns
         -------------------------
to Assignee, its successors and assigns, all right, title and interest of Assignor in, to and under the Licenses and Contracts.

     2.  Representations and Warranties. Assignor hereby represents and warrants
         --------------------
to Assignee that (i) Assignor is the owner and holder of the Licenses and Contracts, and (ii) Assignor has not transferred or assigned its interest in the Licenses and Contracts to any third party.

     3.  Assumption of Obligations. Assignee hereby assumes and agrees to
         ---------------------------
observe and perform all of the obligations and duties of Assignor under each of the Licenses and Contracts accruing from and after, or relating to periods from and after, but not before, the date of this Assignment.

     4.  Governing Law. This Assignment shall be construed and enforced in
         ---------------
accordance with and governed by the laws of the State of Florida.

     5.  Binding Effect. This Assignment shall bind and inure to the benefit of
         ----------------
the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

     6.  Counterparts. This Assignment may be executed in one or more
         --------------
counterparts and the signature of any party to any counterpart may be appended to any other counterpart, and all of which counterparts when taken together shall constitute one Assignment.


                     [Signatures Appear on Following Page]

     IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed and sealed the day and year first above written.

ASSIGNOR
--------


HOGAN TRIAD FT. MYERS I, LTD.,
a Florida limited partnership

By:______________________________________
     Name:_______________________________
     Title:______________________________


ASSIGNEE
--------

WELLS CAPITAL, INC., a Georgia corporation


By:______________________________________
     Name:_______________________________
     Title:______________________________


[CORPORATE SEAL]

                                   EXHIBIT G
                                   ---------


                                 BILL OF SALE

STATE OF FLORIDA
COUNTY OF LEE

     For and in consideration of Ten Dollars ($10.00) in hand paid by WELLS CAPITAL, INC., a Georgia corporation ("Purchaser") to HOGAN TRIAD FT. MYERS I, LTD., a Florida limited partnership ("Seller"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby grant, bargain, sell, assign and release unto Purchaser any and all fixtures, furniture machinery, equipment, supplies and other articles of personal property, owned by Seller and attached to, located on, or appurtenant to certain property located in Lee County, Ft. Myers, Florida and being more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof ("Property") and used in conjunction with said Property or any improvements lying thereon ("Personal Property").

     Seller hereby represents and warrants that it owns good, marketable and merchantable title in and to the Personal Property; that the Personal Property is subject to no mortgage, lien, conditional sales agreement, encumbrance or charge; and that there are no outstanding bills or creditors whatsoever in regard to the Personal Property.

     TO HAVE AND TO HOLD the Personal Property unto said Purchaser, its legal representatives, successors, successors- in-title, and assigns, to Purchaser's only proper use, benefit and behoof, forever; and Seller does covenant and agree to and with Purchaser that Seller will warrant and forever defend title to the Personal Property against all lawful claims whatsoever.

     IN WITNESS WHEREOF, Seller has caused this instrument to be executed under seal as of the __ day of _______________,1999.

                                   EXHIBIT H
                                   ---------


TO BE TYPED ON SELLER'S LETTERHEAD

                            c/o Wells Capital, Inc.
                           3885 Holcomb Bridge Road
                            Norcross, Georgia 30092



Certified Mail, Return Receipt Requested
----------------------------------------

[Tenant Name and Address]

     Re:  Transfer of Ownership of ________________ (the "Property")

Dear Tenant:

     Please be advised that as of the date hereof ownership of the Property has been transferred to WELLS CAPITAL, INC. Hereafter, all rental payments and other amounts, notices and requests regarding tenancy should be forwarded to:


[INSERT SELLER SIGNATURE BLOCK]

                                   EXHIBIT I
                                   ---------

OWNER'S AFFIDAVIT
-----------------

STATE OF FLORIDA

COUNTY OF LEE

     Personally appeared before me the undersigned deponent, who first being duly sworn according to law by the undersigned attesting officer, deposes and says on oath as follows:

     THAT the deponent is ____________________, the ___________________ of Hogan
Triad Ft. Myers I, Ltd., a Florida limited partnership (the "Company"), the sole owner of that certain parcel of land (the "Property") more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, and as such is familiar with the matters set forth herein and is authorized to make this affidavit on behalf of the Company; and

     THAT the Company has the right to convey fee simple title to the Property, that there are no unpaid or unsatisfied security deeds, mortgages, claims of lien, special assessments for sewer, water main or street improvements, delinquent water or sanitary bills, or other special assessments of any nature or taxes which would constitute a lien against the property and that the Property, except for those matters listed on Exhibit "B", which is attached
                                             --------
hereto and is incorporated herein by this reference, is free and clear of any encumbrances or any security deeds, mortgages, restrictions, easements, claims of easements, encroachments, ways or rights of use, whether existing of record or otherwise, that could in any way affect the title to the Property, or constitute a lien thereon, except for those matters listed on Exhibit "B", which
                                                              ------------
is attached hereto and incorporated herein by this reference.

     THAT there is no outstanding indebtedness for equipment, appliances or other fixtures attached to the Property.

     THAT the lines and comers of the Property are clearly marked, and that there are no disputes concerning the location of the lines and comers; and

     THAT there are no pending suits, proceedings, judgments, bankruptcies, liens or executions against the deponent, either in the county where the Property is located or in any other county in the State of Georgia or elsewhere which could affect title to the Property; and

     THAT no improvements or repairs have been made on the Property by or at the instance of the Company during the ninety-five (95) days immediately preceding this date, and that there are no outstanding bills incurred by the Company for labor or materials used in making improvements or repairs on the Property, or for services of architects, surveyors, or engineers incurred in connection therewith; and

     THAT the Company has been in open notorious, adverse and peaceful possession of the Property and that the undersigned deponent knows of no adverse claim to this title to the Property; and

     THAT there are no persons or other parties in possession of the Property nor do any persons or parties have any right or claim to possession of the Property extending beyond the date of this Affidavit except for the rights of those tenants, as tenants only, under the leases set forth on Exhibit C attached hereto and incorporated herein by this reference.

     THAT no broker's services have been engaged with regard to the management, sale, purchase, lease, option or other conveyance of any interest in the subject commercial real estate which have not been paid and no notice of any lien for any such services has been received;

     THAT the Company is making this affidavit with the knowledge that it will be relied upon by WELLS CAPITAL, INC. in purchasing the Property and by _____________ Title Insurance Company in insuring title to the Property.

(SEAL)

Sworn to and subscribed before me this __ day of 1999:

Notary Public

                                   EXHIBIT J
                                   ---------

Tenant Estoppel Certificate
---------------------------

[Insert Date] --

WELLS CAPITAL, INC.
3885 Holcomb Bridge Road
Norcross, Georgia 30092


Attention:  Mr. Michael C. Berndt

Re:  The Gartner Building, Ft. Myers, Florida

Gentlemen:

The undersigned is the tenant under that certain lease dated ________________ [list all amendments and modifications] (the "Lease") between the undersigned ("Tenant"), as tenant, and Hogan Triad Ft. Myers I, Ltd. ("Landlord"), as landlord, which Lease is for approximately __________ square feet of space on the floor(s) of the Property (the "Leased Premises").

The undersigned hereby certifies to WELLS CAPITAL, INC., its successors and assigns (individually and collectively, "WELLS"), with the understanding that WELLS will rely on the contents hereof, as follows (please complete the blanks with specific and descriptive information; the failure of Tenant to complete a blank area means that there was nothing to insert in the blank area):

1. that Tenant is in full, actual, and complete possession of the Leased Premises; that all improvements and other "Landlord's Work" required under the Lease, if any, has been satisfactorily completed (including any repair or maintenance work requested by the undersigned in the last ninety (90) days, and the Landlord is not required to contribute or pay any money with respect to any improvements to the Leased Premises'.

2. that the Lease term commenced on February 1, 1998 and the Base Rent currently is equal to $53,566.50 per month, increasing to $65,886.83 per month on February 1, 2000 and increasing on each February 1 thereafter in accordance with the terms of the Lease, and Tenant is obligated to pay additional rent, operating expenses, taxes, insurance, utilities and repairs as provided in the Lease;

3. that the security deposit given to Landlord pursuant to the terms and conditions of the Lease is $_________

4. that no default by the Tenant presently exists under the Lease, and no event has occurred and no conditions exist which, with the passing of time or giving of notice or both, would constitute a default under the Lease by the Landlord (provided, however, with respect to Landlord, this information is given to the best knowledge and belief of Tenant) or Tenant thereunder and that, accordingly, the., Lease is in good standing and there are no offsets, counterclaims, or defenses with respect to any rent or other payments due under the Lease;

5. that the Lease term commenced; that the Lease commencement date was February 1, 1998, and, subject to any renewal or extension rights identified in paragraph 9 below, the Lease will terminate on January 31, 2008.

6. that, except as noted at the outset hereof, there are no amendments, addenda, modifications, or other agreements (whether oral or written) affecting the Lease;

7. that Tenant has not paid rent for more than the current month during which this letter is given;

8. that there are no assignments or subleases or other transfers entered into by Tenant with respect to the Leased Premises;

9. that Tenant has not been granted any right to renew or extend the term of the Lease or to expand the Leased Premises or any right of early termination or cancellation rights excepts as follows: Tenant has two options to renew the Lease for five (5) years as provided in Section 1.2

10. that, to the knowledge of Tenant, there are no rent, lease or similar concessions payable with respect to the Lease except as follows:

11. that Tenant has not engaged in the production, disposal, generation or storage of any hazardous waste or toxic materials on, in or about the Leased Premises in quantities in excess of, or in violation of, any law, rule or regulation governing the same, and Tenant has no knowledge of any production, disposal, generation or storage of any hazardous waste or toxic material on, in or about the Leased Premises;

12. that a true, correct, and complete copy of the Lease is attached hereto as Exhibit "A";
------------

13. that Tenant waives the right of first refusal set forth in Section 2.14 of the Lease, and acknowledges and agrees that it shall be of no further force and effect.

14. that, the undersigned is duly authorized and fully qualified to execute this instrument on behalf of the Tenant.

Very truly yours,

By:  Name:

                                   EXHIBIT K
                                   ---------

                               Personal Property
                               -----------------

                                   EXHIBIT L
                                   ---------

                           CONFIDENTIALITY AGREEMENT
                           -------------------------

     THIS CONFIDENTIALITY AGREEMENT is made and Entered into this ____ day of _________________, 1999 by ____________________ (hereinafter referred to as
"Broker") for the benefit of ___________________ a ("Seller");


                                  WITNESSETH:

     WHEREAS, Seller and Broker have entered into that certain dated _____________(the "Listing Agreement"), pursuant to which Seller has retained the services of Broker for the purpose of listing for sale certain improved real property owned by Seller and located at _____________________ (the "Property"); and

     WHEREAS, on or about the date hereof, Seller, has entered into that certain Agreement of Purchase and Sale (the "Purchase Agreement") with CAPITAL, INC., as purchaser ("Purchaser"), pursuant to which Seller, has agreed to sell the Property to Purchaser upon the terms and conditions contained therein; and

     WHEREAS, in order to facilitate the sale of the Property to Purchaser, upon the consummation of which event Broker will be entitled to a commission from Seller, Seller requires that Broker execute this Confidentiality Agreement.

     NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars (S 10.00), the commissions to be paid by Seller to Broker upon the consummation of the purchase of the Property by Purchaser, the above-stated recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Broker hereby agrees as follows:

     I.  Definitions. The following terms shall have the following meanings:
         -------------

     a.   "Broker's Representatives" shall, with respect to each Broker, mean
           ------------------------
all agents, employees, contractors, officers, directors, members, shareholders, and attorneys of Broker.

     b.   "Confidential Information" shall mean the Inspection Materials, the
           ------------------------
subject-matter, terms and conditions of the Purchase Agreement, and all matters concerning or other-wise relating to the matters set forth in the Purchase Agreement.

     c.   "Inspection Materials" shall have the meaning ascribed to such term in
           --------------------
the Purchase Agreement.

     d.   "Purchaser's Representatives" shall have the meaning ascribed to such
           ---------------------------
term in the Purchase Agreement.

     e.   "Seller's Representatives" shall have the meaning ascribed to such
           ------------------------
term in the Purchase Agreement.

2.   Confidentiality Agreement. Broker hereby agrees not to disclose,
     ---------------------------
disseminate, publish or otherwise communicate (or permit the disclosure, dissemination, publication, or communication of) the Confidential Information to any third party other than Broker, Seller, Purchaser, Broker's Representatives, Seller's Affiliates or Purchaser's Representatives. Broker hereby agrees to cause all Broker's Representatives to comply with this Paragraph 2 as well. Anything contained in this Paragraph 2 to the contrary notwithstanding, in the event Broker is approached by third parties interested in purchasing the Property, Broker and Broker's Representatives shall be permitted to state to such third parties only that the Property currently is under contract. In no event shall Broker or Broker's Representatives disclose the identity of Purchaser or any of the terms or conditions contained in the Purchase Agreement or any of the Confidential Information, other than as expressly permitted pursuant to this Paragraph 2.

3.   Duration of Confidentiality Agreement. This Agreement shall terminate on
     -------------------------------------
the earlier to occur of the following: (1) the termination of the Purchase Agreement according to its terms or (ii) the closing of the transactions contemplated by the Purchase Agreement.

4.   Indemnification. Broker shall defend, indemnify, and hold Seller and
     -----------------
Seller's Affiliates harmless from and against any and all claims, damages, losses, liabilities, causes of actions, expenses, or costs (including, without limitation, reasonable attorneys' fees and costs actually incurred) sustained or incurred by Seller or Seller's Affiliates on account of or as a result of a breach by Broker of the terms of this Agreement.

5.   Miscellaneous. This Agreement represents the entire agreement of the Broker
     ---------------
and Seller with respect to the subject matter contained herein and supersedes any prior or contemporaneous agreements among such parties concerning the subject matter contained herein. This Agreement shall be governed, construed, enforced, and interpreted in accordance with the laws of the State of

IN WITNESS WHEREOF, Broker has caused this Agreement to be executed and delivered as of the day and year first above written.

BROKER:
-------